SCHEDULE 14C INFORMATION

Information Statement Pursuant to

Section 14(c) of the Securities Exchange Act of 1934,

as amended

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☐ Preliminary Information Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

☒ Definitive Information Statement

VERTICAL COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

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VERTICAL COMMUNICATIONS, INC.

Ten Canal Park, Suite 602

Cambridge, Massachusetts 02141

To the Stockholders of Vertical Communications, Inc.:

Our Board of Directors proposed the following matters to a vote of our stockholders:

1.	To ratify and approve amendments to our 2004 Stock Incentive Plan, as amended, that were adopted by our Board of Directors on October 16, 2006 and February 19, 2007 which, among other things, increased the number of shares that may be granted under the plan to 27,018,865 shares, increased the maximum number of shares of Common Stock with respect to which awards may be granted to any participant under the plan to 3,500,000 shares per year and increased the maximum number of shares of Common Stock with respect to which restricted stock awards may be granted to any participant under the plan to 2,000,000; and

2.	To ratify the grant of stock options and restricted stock under the 2004 Stock Incentive Plan to certain of our executive officers and non-executive directors.

Our Board adopted the Plan Amendments on October 18, 2006 and February 19, 2007, and they became effective as of those dates without the need for stockholder approval, in accordance with the terms of the 2004 Stock Incentive Plan. Our Board submitted the Approved Actions, including the approval of the Plan Amendments, in order to obtain certain tax benefits, including, without limitation, the ability to grant incentive stock options under the newly authorized plan shares and for certain grants under the plan to qualify for exemption from the restrictions under 162(m) of the Internal Revenue Code.

On October 16, 2007, the holders of approximately 58% of our voting securities approved the proposals listed above by written consent.

This Information Statement is being sent to you for informational purposes only. We are not asking for a proxy or vote on any of the matters described therein. However, we encourage you to read the Information Statement carefully.

Sincerely,

/s/    William Y. Tauscher

William Y. Tauscher

Chief Executive Officer and President

Cambridge, Massachusetts

October 30, 2007

VERTICAL COMMUNICATIONS, INC.

Ten Canal Park, Suite 602

Cambridge, Massachusetts 02141

INFORMATION STATEMENT

AND

NOTICE OF ACTION TAKEN WITHOUT A MEETING

This Information Statement and Notice of Action Taken Without a Meeting is being furnished by the board of directors (the “Board”) of Vertical Communications, Inc. (the “Company”, “we”, “our” or “us”) to the holders of our common stock, $0.01 par value per share (the “Common Stock”), at September 30, 2007 (the “Record Date”) in connection with the approval by the written consent of the holders of approximately 58% of our voting securities (the “Approving Stockholders”) of the following actions (collectively referred to as the “Approved Actions”).

1.	To ratify and approve amendments to our 2004 Stock Incentive Plan, as amended, that were adopted by our Board of Directors on October 18, 2006 and February 19, 2007, which, among other things, increased the number of shares that may be granted under the Plan to 27,018,865 shares, increased the maximum number of shares of Common Stock with respect to which awards may be granted to any participant under the plan to 3,500,000 shares per year and increased the maximum number of shares of Common Stock with respect to which restricted stock awards may be granted to any participant under the plan to 2,000,000; and

2.	To ratify the grant of stock options and restricted stock under the 2004 Stock Incentive Plan to certain of our executive officers and non-executive directors.

Pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Our Board adopted the Plan Amendments on October 18, 2006 and February 19, 2007, and they became effective as of those dates without the need for stockholder approval, in accordance with the terms of the 2004 Stock Incentive Plan. Our Board submitted the Approved Actions, including the approval of the Plan Amendments, in order to obtain certain tax benefits, including, without limitation, the ability to grant incentive stock options under the newly authorized plan shares and for certain grants under the plan to qualify for exemption from the restrictions under 162(m) of the Internal Revenue Code.

Our Board obtained the stockholder approval of the Approved Actions by means of a written consent of stockholders, dated October 16, 2007. A meeting to approve the Approved Actions is therefore unnecessary, and our Board decided to forego the expense of having one.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about October 26, 2007, to the holders of our outstanding Common Stock as of the Record Date.

ABOUT THE INFORMATION STATEMENT

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s Common Stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

Vertical Communications, Inc.
c/o Ken Clinebell, Chief Financial Officer
106 Cattlemen Road
Sarasota, Florida 34232
Phone: 941-554-5000

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company’s stockholders as of the close of business on the Record Date of the approval of the Approved Actions. Our Board adopted the Plan Amendments on October 18, 2006 and February 19, 2007, and they became effective as of those dates without the need for stockholder approval, in accordance with the terms of the 2004 Stock Incentive Plan. Our Board submitted the Approved Actions, including the approval of the Plan Amendments, in order to obtain certain tax benefits, including, without limitation, the ability to grant incentive stock options under the newly authorized plan shares and for certain grants under the plan to qualify for exemption from the restrictions under 162(m) of the Internal Revenue Code. The Approving Stockholders consented to the Approved Actions pursuant to a written consent dated as of October 16, 2007.

WHO IS ENTITLED TO NOTICE?

Holders of each outstanding share of Common Stock on the close of business on the Record Date, which is September 30, 2007, will be entitled to notice of the approval of the Approved Actions. Under the DGCL, all the activities requiring stockholders approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the stockholders. No action by the minority stockholders in connection with the Approved Actions is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the Approved Actions consists of the vote of the holders of a majority of the voting power of the Common Stock, each of whom is entitled to one vote per share, and our Series D Convertible Preferred Stock (the “Series D Preferred Stock”) and our Series E Convertible Preferred Stock (the “Series E Preferred Stock”), each of whom is entitled to one vote on an as-converted basis. As of the Record Date, 52,359,134 shares of Common Stock were issued and outstanding, 4,921 shares of our Series D Preferred Stock were issued and outstanding, representing 6,215,148 voting shares, and 27,400 shares of our Series E Preferred Stock were issued and outstanding, representing 51,698,113 voting shares.

WHAT VOTE IS REQUIRED TO APPROVE THE APPROVED ACTIONS?

The affirmative vote of a majority of the shares of capital stock entitled to vote outstanding on the Record Date is required for approval of the Approved Actions. Holders of our Series D Convertible Preferred Stock (the “Series D Preferred Stock”) and Series E Convertible Preferred Stock (the “Series E Preferred Stock”) are entitled to vote on an as-converted basis together with the holders of our Common Stock. The approval of such majority was obtained pursuant to a written consent dated as of October 16, 2007.

In addition, the Company must have the consent or affirmative vote of the holders of a majority of our Series D Preferred Stock and the holders of at least 30% of our Series E Preferred Stock. The approval of such holders was obtained pursuant to a written consent dated as of October 16, 2007.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consisted of 250,000,000 shares of Common Stock, of which 52,359,134 shares were issued and outstanding, and 30,000,000 shares of preferred stock, $1.00 par value per share, of which 4,921 shares of our Series D Preferred Stock were issued and outstanding and 27,400 shares of our Series E Preferred Stock were issued and outstanding. The outstanding shares of Series D Preferred Stock and Series E Preferred Stock are convertible into 57,913,261 shares of our Common Stock. The total voting shares as of the Record Date (including all shares of preferred stock eligible to vote on an as-converted basis) was 110,272,395. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. The following shareholders (holding the indicated number of shares) voted in favor of the Approved Actions:

Holder	Number of Shares	Percentage
M/C Venture Partners V, LP	43,141,842	39.1%
M/C Venture Investors LLC	901,054	0.8%
Chestnut Venture Partners, L.P.	1,668,746	1.5%
Pathfinder Ventures LLC	20,000	0.02%
Pathfinder Ventures II, LLC	2,922,500	2.7%
Pathfinder Ventures III, LLC	1,509,787	1.4%
Pathfinder Ventures IV, LLC	13,679,245	12.4%

Total	63,843,175	58.0%

M/C Venture Partners V, L.P., M/C Venture Investors, LLC and Chestnut Venture Partners, L.P. are collectively referred to in this Information Statement as “M/C Venture Partners.” Pathfinder Ventures, LLC, Pathfinder Ventures II, LLC, Pathfinder Ventures III, LLC and Pathfinder Ventures IV, LLC are collectively referred to herein as “Pathfinder Ventures.”

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material. This Information Statement will serve as written notice to stockholders pursuant to the DGCL.

INTEREST OF CERTAIN PERSONS

John W. Watkins and Matthew J. Rubins are members of our Board and are each general partners of M/C Venture Partners. Mr. Watkins and Mr. Rubins have acted on behalf of M/C Venture Partners to vote the shares of our Common Stock held by M/C Venture Partners to approve the Approved Actions. M/C Venture Partners is a holder of our common stock, the majority holder of our Series D Preferred Stock and holder of at least 30% of our Series E Preferred Stock.

R. Randy Stolworthy is a member of our Board and co-manager of the managing member of Pathfinder Ventures. Mr. Stolworthy has acted on behalf of Pathfinder Ventures to vote the shares of our Common Stock held by Pathfinder Ventures to approve the Approved Actions. Pathfinder Ventures is a holder of our Common Stock, a holder of our Series D Preferred Stock and a holder of our Series E Preferred Stock.

In order to approve the actions above, the Company was required to obtain the affirmative vote or consent of holders of a majority of our Series D Preferred Stock and holders of at least 30% of our Series E Preferred Stock.

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth information as of September 30, 2007, except as otherwise noted, with respect to the beneficial ownership of our Common Stock by:

•	each person known to own beneficially more than five percent of our outstanding common stock;

•	each of our directors;

•	each Named Executive Officer; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting and investment power with respect to the securities. Unless otherwise indicated below and except to the extent authority is shared by spouses under applicable law, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock used to calculate the percentage ownership of each listed person includes the shares of Common Stock underlying options, warrants and other convertible securities held by such persons that are exercisable within 60 days of September 30, 2007. Unless otherwise indicated, the address of each of our employees, officers and directors is c/o Vertical Communications, Inc., Ten Canal Park, Suite 602, Cambridge, Massachusetts 02141.

	Shares Beneficially Owned
	Number		Percent (1)
Named Directors and Executive Officers
William Y. Tauscher	5,131,760	(2)	9.2%
Richard N. Anderson	1,243,958	(3)	2.4%
Kenneth M. Clinebell	847,917	(4)	1.6%
Peter H. Bailey	2,435,511	(5)	4.5%
Scott K. Pickett	1,161,926	(6)	2.2%
Michael P. Downey	86,538	(7)	*
John W. Watkins	56,095,290	(8)	65.7%
Francis E. Girard	32,771	(9)	*
Matthew J. Rubins	56,095,290	(10)	65.7%
R. Randy Stolworthy	26,534,424	(11)	35.3%
All directors and executive officers as a group (11 persons)	93,570,097		81.8%

5% Stockholders
M/C Venture Partners 75 State Street, Suite 2500 Boston, MA 02109	56,095,290	(12)	65.7%

LG-Nortel Co., Ltd. GS tower 679 Yoksam-dong Kangnam-gu, Seoul, Korea	18,396,227	(13)	26.0%

Austin W. Marxe and David M. Greenhouse c/o Special Situations Funds 153 East 53rd Street New York, NY 10022	19,257,640	(14)	32.2%

Pathfinder Ventures 4131 N. 24th St., Suite C-207 Phoenix, AZ 85016	26,529,108	(15)	35.3%

*	Less than 1%

(1)	The percentages reported in this column are based on 52,359,134 shares of common stock issued and outstanding as of September 30, 2007.
(2)	Consists of 1,750,000 restricted shares of common stock subject to vesting contingencies, 1,966,666 shares of common stock issuable upon exercise of options exercisable within 60 days of September 30, 2007, 471,698 shares issuable upon exercise of warrants held and 943,396 shares issuable upon conversion of the Series E Preferred Stock.
(3)	Consists of 875,000 restricted shares of common stock subject to vesting contingencies and 368,958 shares of common stock issuable upon exercise of options exercisable within 60 days of September 30, 2007.
(4)	Consists of 656,250 restricted shares of common stock subject to vesting contingencies and 191,667 shares of common stock issuable upon exercise of options exercisable within 60 days of September 30, 2007.
(5)	Consists of 656,250 restricted shares of common stock subject to vesting contingencies, 364,167 shares of common stock issuable upon exercise of options exercisable within 60 days of September 30, 2007, 471,698 shares issuable upon exercise of warrants held and 943,396 shares issuable upon conversion of the Series E Preferred Stock.
(6)	Consists of 656,250 restricted shares of common stock subject to vesting contingencies, 364,167 shares of common stock issuable upon exercise of options exercisable within 60 days of September 30, 2007, 47,170 shares issuable upon exercise of warrants held and 94,340 shares issuable upon conversion of the Series E Preferred Stock.
(7)	Consists of 55,600 shares of common stock owned by Mr. Downey and 30,938 shares issuable upon exercise of options exercisable within 60 days of September 30, 2007.
(8)	Consists of: (a) 21,760,545 shares of common stock owned, 9,799,339 shares issuable upon exercise of warrants held, 3,575,637 shares issuable upon conversion of the Series D Preferred Stock and 17,805,660 shares issuable upon conversion of the Series E Preferred Stock owned by M/C Venture Partners V, L.P., of which Mr. Watkins is a Manager of M/C VP V, LLC, the sole general partner of M/C Venture Partners V, L.P., (b) 502,038 owned, 182,694 shares issuable upon exercise of warrants held, 66,941 shares issuable upon conversion of the Series D Preferred Stock and 332,075 shares issuable upon conversion of the Series E Preferred Stock owned by M/C Venture Investors, LLC, of which Mr. Watkins is a Manager, and (c) 792,046 shares of common stock owned, 401,614 shares issuable upon exercise of warrants held, 146,511 shares issuable upon conversion of the Series D Preferred Stock and 730,189 shares issuable upon conversion of the Series E Preferred Stock owned by Chestnut Venture Partners, L.P. of which, Mr. Watkins is a General Partner of Chestnut Street Partners, Inc., the General Partner of Chestnut Venture Partners, L.P.
(9)	Consists of 9,333 shares of common stock owned by Mr. Girard and 23,438 shares of common stock issuable upon exercise of options exercisable within 60 days of September 30, 2007.
(10)	Consists of: (a) 21,760,545 shares of common stock owned, 9,799,339 shares issuable upon exercise of warrants held, 3,575,637 shares issuable upon conversion of the Series D Preferred Stock and 17,805,660 shares issuable upon conversion of the Series E Preferred Stock owned by M/C Venture Partners V, L.P., of which Mr. Rubins is a Manager of M/C VP V, LLC, the sole general partner of M/C Venture Partners V, L.P., (b) 502,038 owned, 182,694 shares issuable upon exercise of warrants held, 66,941 shares issuable upon conversion of the Series D Preferred Stock and 332,075 shares issuable upon conversion of the Series E Preferred Stock owned by M/C Venture Investors, LLC, of which Mr. Rubins is a Manager, and (c) 792,046 shares of common stock owned, 401,614 shares issuable upon exercise of warrants held, 146,511 shares issuable upon conversion of the Series D Preferred Stock and 730,189 shares issuable upon conversion of the Series E Preferred Stock owned by Chestnut Venture Partners, L.P. of which, Mr. Rubins is a General Partner of Chestnut Street Partners, Inc., the General Partner of Chestnut Venture Partners, L.P.
(11)

Consists of (a) 878,272 shares of common stock owned, 157,954 shares issuable upon exercise of warrants held, and 631,515 shares issuable upon conversion of the Series D Preferred Stock owned by Pathfinder Ventures III, L.L.C., of which Mr. Stolworthy is a co-manager of the managing member, (b) 2,922,500 shares of common stock owned and 1,400,000 shares issuable upon exercise of warrants held by Pathfinder Ventures II, L.L.C., of which Mr. Stolworthy is a co-manager of the managing member, (c) 20,000 shares of common stock owned by Pathfinder Ventures, LLC, of which Mr. Stolworthy is the managing member, (d) 13,679,245 shares issuable upon conversion of the Series E Preferred Stock and 6,839,623 shares issuable upon exercise of warrants held by Pathfinder Ventures IV, L.L.C., of which Mr. Stolworthy is a co-manager of the managing member, (d) 5,266 shares of common stock owned by Mr. Stolworthy, and (e) 50 shares of common stock owned by Mr. Stolworthy’s children.
(12)	Consists of the shares described in footnote 8 above.
(13)	Consists of 12,264,151 shares of common stock issuable upon conversion of the Series E Preferred Stock and 6,132,076 shares issuable upon exercise of warrants held.
(14)	Consists of (a) 6,454,166 shares of common stock owned, 329,182 shares issuable upon exercise of warrants held and 188,679 shares issuable upon conversion of the Series E Preferred Stock owned by Special Situations Fund III, L.P.; (b) 2,049,228 shares of common stock owned, 479,228 shares issuable upon exercise of warrants held and 801,887 shares issuable upon conversion of the Series E Preferred Stock owned by Special Situations Cayman Fund, L.P.; (c) 2,000,303 shares of common stock owned, 479,228 shares issuable upon exercise of warrants held and 801,887 shares issuable upon conversion of the Series E Preferred Stock owned by Special Situations Private Equity Fund, L.P.; (d) 191,925 shares of common stock owned, 53,913 shares issuable upon exercise of warrants held and 94,340 shares issuable upon conversion of the Series E Preferred Stock owned by Special Situations Technology Fund, L.P; (e) 1,053,936 shares of common stock owned, 270,304 shares issuable upon exercise of warrants held and 471,698 shares issuable upon conversion of the Series E Preferred Stock owned by Special Situations Technology Fund II, L.P. and (f) 1,179,245 shares issuable upon exercise of warrants held and 2,358,491 shares issuable upon conversion of the Series E Preferred Stock owned by Special Situations Fund III, QP, L.P. MGP Advisors Limited is the general partner of Special Situations Fund III, L.P. AWM Investment Company, Inc. is the general partner of MGP Advisors Limited and the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. SST Advisers, L.L.C. is the general partner of and investment adviser to the Special Situations Technology Fund, L.P. and the Special Situations Technology Fund II, L.P. MG Advisers, L.L.C. is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP Advisors Limited, SST Advisers, L.L.C., AWM Investment Company, Inc. and MG Advisers, L.L.C. and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment adviser on behalf of its fund.
(15)	Consists of (a) 878,272 shares of common stock owned, 157,954 shares issuable upon exercise of warrants held, and 631,515 shares issuable upon conversion of the Series D Preferred Stock owned by Pathfinder Ventures III, L.L.C., (b) 2,922,500 shares of common stock owned and 1,400,000 shares issuable upon exercise of warrants held by Pathfinder Ventures II, L.L.C., (c) 20,000 shares of common stock owned by Pathfinder Ventures, LLC, and (d) 13,679,245 shares issuable upon conversion of the Series E Preferred Stock and 6,839,623 shares issuable upon exercise of warrants held by Pathfinder Ventures IV, L.L.C.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports and written representations that no other reports were required, we believe that all filing requirements applicable to our officers, directors and greater than 10% stockholders were satisfied during the fiscal year ended June 30, 2007.

AMENDMENT OF 2004 STOCK INCENTIVE PLAN

Amendments to the Plan

Our Board has approved the Plan Amendments. These amendments were approved by the Approving Stockholders on October 16, 2007. The text of the Plan Amendments is attached as Annex A to this Information Statement. The Plan Amendments include, without limitation:

•	Changing the name of the Plan to the “Vertical Communications, Inc. 2004 Stock Incentive Plan”;

•	Increasing the number of shares of Common Stock that may be granted under the Plan to 27,018,865 shares;

•	Increasing the maximum annual award limit per participant to 3,500,000 shares;

•	Increasing the maximum award limit for awards of Restricted Stock per participant from 50,000 to 2,000,000;

•	Adding a provision that awards intended to qualify under 162(m) of the Code be made by the Compensation Committee as defined under 162(m) of the Code;

•	Amending the Plan to delete the discount option provision and provide that stock option grants must be equal to or greater than fair market value;

•	Amending the Plan to add that acceleration can only occur if it would not otherwise violate 162(m); and

•	Adding additional 162(m) criteria to the Plan.

The Plan Amendments were necessary to provide the Board and the Compensation Committee the ability to flexibly fix the compensation of our executive officers in a manner that will reflect the contribution to the Company made by the award recipients. The Board believed that the Plan Amendments would allow it or the Compensation Committee the ability to provide adequate compensation or incentives to our executive officers. Moreover, the Board adopted the Plan Amendments to make the Plan compliant with several provisions of the Internal Revenue Code and avoid adverse tax consequences for recipients of Plan awards as well as the Company.

Summary of the Plan

The Plan was adopted by the Board in January 2004 and approved by the stockholders of the Company in March 2004. Set forth below is a summary of the principal features of the Plan, which is qualified in its entirety by reference to the terms and conditions of the Plan. If requested, we will provide, without charge, to each person to whom this Information Statement is delivered, a copy of the Plan. Any such request should be directed as follows:

Vertical Communications, Inc., 106 Cattlemen Drive, Sarasota, Florida 34232, Attention: Ken Clinebell, Chief Financial Officer.

Number of Shares Under the Plan

Prior to adoption of the Plan Amendments, approximately 10,768,865 shares of our Common Stock were reserved for issuance pursuant to awards under the Plan. As a result of the adoption of the Plan Amendments, there are now 27,018,865 shares authorized for issuance under the Plan.

Types of Awards

The Plan provides for the grant of incentive stock option awards intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options and restricted stock awards.

Incentive Stock Options and Nonstatutory Stock Options

Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Prior to the adoption of the Plan Amendments, options could be granted at an exercise price which was less than, equal to or greater than the fair market value of our Common Stock on the date of grant; provided, however, that the exercise price of an option could not be less than 85% of the fair market value of our Common Stock, as determined by our Board, at the time the option was granted. As a result of the adoption of the Plan Amendments, option grants may only be granted at or greater than fair market value. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than 100% of the fair market value of our Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The Plan permits the following forms of payment of the exercise price of options, to the extent permitted by applicable law: (1) payment by cash, check or in connection with a “cashless exercise” through a broker, (2) surrender to us of shares of Common Stock, (3) delivery to us of a promissory note, (4) any other lawful means, or (5) any combination of these forms of payment.

Restricted Stock Awards

Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Prior to adoption of the Plan Amendments, no more than 40,000 shares of Common Stock, could be issued pursuant to restricted stock awards under the Plan. As a result of the adoption of the Plan Amendments, we are able to make restricted stock awards under the Plan up to 2,000,000 shares of Common Stock.

Federal Income Tax Consequences

The following is a brief discussion of the federal income tax consequences as of the date hereof with respect to awards granted under the Plan for award recipients (“participants”) and the Company. It should be understood that this discussion is not exhaustive and that special rules may apply with respect to situations not specifically discussed herein, including federal employment taxes, foreign, state and local taxes and estate taxes.

Non-Qualified Stock Options. No taxable income will be realized by the participant upon the grant of a non-qualified stock option (a “NQSO”). On exercise, the excess of the fair market value of the stock at the time of exercise over the option price of such stock will be compensation and (i) will be taxable at ordinary income tax rates in the year of exercise, (ii) will be subject to withholding for federal income tax purposes and (iii) generally will be an allowable income tax deduction to the Company. The participant’s tax basis for stock acquired upon exercise of a NQSO will be equal to the option price paid for the stock, plus any amounts included in income as compensation.

When a sale of the acquired shares occurs, a participant will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are held as capital assets. The capital gain or loss will be long-term capital gain or loss if the shares have been held for more than one year. There will be no tax consequences to the Company in connection with a sale of shares acquired under a NQSO.

Incentive Stock Options. The grant of an incentive stock option (an “ISO”) will not result in any federal income tax to a participant. Upon the exercise of an ISO, a participant normally will not recognize any income for federal income tax purposes. However, the excess of the fair market value of the shares transferred upon the exercise over the exercise price of such shares generally will constitute an adjustment to income for purposes of calculating the alternative minimum tax of the participant for the year in which the ISO is exercised. As a result of the exercise a participant’s federal income tax liability may be increased.

If the participant disposes of the stock acquired upon the exercise of an ISO (including the transfer of acquired stock in payment of the exercise price of another ISO) either within two years from the date of grant or within one year from the date of exercise, the participant will recognize ordinary income at the time of such disqualifying disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised or the amount realized on such disqualifying disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares were held prior to the disqualifying disposition. In the event of such disqualifying disposition, the ISO alternative minimum tax treatment described above may not apply (although, where the disqualifying disposition occurs subsequent to the year the ISO is exercised, it may be necessary for the participant to amend his return to eliminate the tax preference item previously reported).

The Company will not be entitled to a tax deduction upon either exercise of an ISO or disposition of stock acquired pursuant to such an exercise, except to the extent that the participant recognized ordinary income in a disqualifying disposition.

Restricted Stock Awards. A participant who receives a grant of restricted stock award under the Plan generally will be taxed at ordinary income rates on the excess, if any, of the fair market value of shares over any amount paid for the shares when the shares vest or restriction lapses, if subject to vesting or other restrictions, or, otherwise, when received. If a participant makes an election under Section 83(b) of the Code within 30 days after receiving such shares, however, the participant will recognize ordinary income on the date of issuance of the stock equal to the excess, if any, of the fair market value of shares over any amount paid for the shares on that date. If a Section 83(b) election is made, the holding period for the shares will commence on the day after the shares are received and no additional taxable income will be recognized by the participant at the time the shares vest or restriction lapses. However, if shares subject to a Section 83(b) election are forfeited, no tax deduction is allowable to the participant for the forfeited shares. Taxes are required to be withheld from the participant at the time and on the amount of ordinary income recognized by the participant. The Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes income.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors are eligible to be granted awards under the Plan. Under present law, however, incentive stock options may only be granted to our employees and employees of our subsidiaries. Prior to adoption of the Plan Amendments, the maximum number of shares with respect to which awards could be granted on an annual basis to any participant under the Plan could not exceed 500,000 shares per calendar year. As a result of the adoption of the Plan Amendments, we are able to make annual grants of up to 3,500,000 shares to any participant under the Plan, subject to adjustment in the event of stock splits and other similar events.

Administration

Our Board administers the Plan. Our Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Plan and to interpret the provisions of the Plan. Pursuant to the terms of the Plan, our Board may delegate authority under the plan to one or more committees or subcommittees of our Board and to one or more of our executive officers. The Compensation Committee has been delegated this authority.

Our Compensation Committee selects the recipients of awards and determines (1) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (2) the exercise price of options, (3) the duration of options (which may not exceed 10 years) and (4) the number of shares of Common Stock subject to any restricted stock awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

The Plan also contains provisions addressing the consequences of any “reorganization event,” which is defined as (1) any merger or consolidation of our company with or into another entity as a result of which all of our Common Stock is converted into or exchanged for the right to receive cash, securities or other property, (2) any exchange of all of our Common Stock for cash, securities or other property pursuant to a share exchange transaction or (3) a liquidation or dissolution of our company. Upon the occurrence of a reorganization event our Board may elect to take one or more of the following actions:

•	provide that all outstanding options be assumed, or equivalent options will be substituted, by the acquiring or succeeding corporation or one of its affiliates;

•

provide that all then unexercised options will become exercisable in full as of the specified time prior to the reorganization event and will terminate immediately prior to completion of such event; and

•

in the event of a reorganization event under the terms of which holders of Common Stock receive cash consideration, provide that each outstanding option will receive, in exchange therefor, a cash payment equal to the positive difference of the cash consideration being paid in the reorganization event minus the exercise price of the option.

Upon the occurrence of a reorganization event, the repurchase and other rights of our Company under each outstanding restricted stock award will inure to the benefit of the acquiring or succeeding corporation.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by the award will again be available for grant under the Plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

Amendment or Termination

No award may be made under the Plan after January 1, 2014, but awards previously granted may extend beyond that date. Our Board may at any time amend, suspend or terminate the Plan, except that no award designated as subject to Section 162(m) of the Internal Revenue Code by our Compensation Committee after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such award) unless and until such amendment shall have been approved by our stockholders.

New Plan Benefits

The table below shows the awards that the Company granted during February 2007. Future grants of awards under the Plan are subject to the discretion of our Board.

NEW PLAN BENEFITS

	Restricted Stock		Stock Options
Position	Dollar Value $(1)	Number of Units	Dollar Value $(2)	Number of Units
William Y. Tauscher	$1,487,500	1,750,000	$1,312,325	1,750,000
Chief Executive Officer

Richard N. Anderson	$743,750	875,000	$656,163	875,000
Executive Vice President and General Manager

Kenneth M. Clinebell	$557,813	656,250	$492,122	656,250
Chief Financial Officer

Scott K. Pickett	$557,813	656,250	$492,122	656,250
Chief Technology Officer

Peter H. Bailey	$557,813	656,250	$492,122	656,250
Senior Vice President

Executive Group	$3,904,689	4,593,750	$3,444,854	4,593,750

Non-Executive Director Group	—	—	$146,568	200,000

Non-Executive Officer Employee Group	—	—	$4,953,996	6,760,000

(1)	Dollar value estimated using the closing common stock price on date of issuance. Restricted stock awards are subject to a four year, one month vesting period. The actual value to participants will be determined on the vesting date. If certain employment provisions are not met, the restricted stock awards will be forfeited.
(2)	Dollar value represents total option value estimated under Statement of Financial Accounting Standards no. 123R, “Share-Based Payment” using the Black-Scholes option pricing model with assumptions specific to the Company. Options granted include four year vesting provisions and a 10-year option life.

RATIFICATION OF PRIOR AWARDS GRANTED UNDER THE PLAN

On February 19, 2007, our Compensation Committee approved grants of stock options and restricted stock to certain of our executive officers and non-executive directors. See “New Plan Benefits” table for a description of the stock options and restricted stock awarded. These awards were ratified by the Approving Stockholders on October 16, 2007. The grants were made pursuant to the Plan, subject to approval by our stockholders of the amendments increasing the number of stock options and restricted stock awards that could be granted to an individual for the fiscal year. The ratification of the Approving Stockholders was necessary to qualify for exemption from restrictions under Section 162(m) of the Internal Revenue Code.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The executive officers include the Chief Executive Officer (“CEO”), the Executive Vice President and General Manager, the Chief Financial Officer, the Chief Technology Officer and the Senior Vice President of Business Development and Product Management. The Board of Directors has delegated to the Compensation Committee the authority for administering the compensation program for executive officers. In addition to Mr. Downey and Mr. Girard, Mr. Watkins serves as a member of the Compensation Committee. In this Compensation Discussion and Analysis, unless the context otherwise requires, the terms “we,” “our” and “the Committee” refer to the Compensation Committee.

The Committee reviews and approves all executive officers’ compensation, including:

•	Base salary;

•	Annual incentive compensation;

•	Long-term incentive compensation;

•	Employment agreements;

•	Severance arrangements

•	Change-in-control agreements; and

•	Any special or supplemental benefits.

The Committee reviews and approves corporate goals and objectives used in determining the compensation of the CEO, evaluates the CEO’s performance in light of those goals and objectives and makes recommendations to the Board regarding the CEO’s compensation based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Committee considers the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years. The Committee also reviews and approves changes, amendments or modifications to base salary, incentive compensation, equity awards or other long-term compensation of executive officers. The Committee also approves the annual and long-term incentive programs.

The Committee has authority to engage a compensation consultant to both assist it in carrying out its responsibilities in this respect and to conduct periodic reviews of the total compensation program for executive officers. During 2007, the Committee used the services of Grant Thornton, LLP, independent compensation and benefit consultants, for competitive data and advice regarding executive compensation.

Executive Compensation Philosophy and Objectives

Compensation Philosophy. The objectives of our executive compensation policies are:

•	to attract, retain and reward executive officers who contribute to our Company’s success;

•	to align the financial interests of executive officers with the performance of our Company;

•	to strengthen the relationship between executive pay and stockholder value;

•	to motivate executive officers to achieve our Company’s business objectives; and

•	to reward individual performance.

In general, the Committee considers, among other things, the following:

•	The level of compensation paid to executive officers in companies similarly situated in size and products. To ensure that pay is competitive, the Compensation Committee, from time to time,

compares our Company’s executive compensation packages with those offered by other companies in the same or similar industries. Compensation surveys used by our Company include the companies comprising the software and telecommunications industry;

•

The individual performance of each executive officer. Individual performance includes meeting performance objectives, demonstration of knowledge, skills and teamwork and acceptance of our Company core values;

•

Corporate performance. Corporate performance is evaluated by factors such as performance relative to competitors, performance relative to business conditions and progress in meeting our Company’s objectives and goals; and

•	The responsibility and authority of each position relative to other positions within our Company.

Base Salary

Base salaries are established for each executive officer at levels that are intended to be competitive with comparable positions at other software and telecommunications industry companies of similar size or products. Our Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the marketplace in order to retain the highly qualified personnel that we currently have and to be able to attract highly qualified personnel in the future. In conducting annual salary reviews, the Committee considers each individual executive officer’s achievements during the prior fiscal year in meeting financial and business objectives, as well as the executive officer’s performance of individual responsibilities and our Company’s financial position and overall performance.

During 2007, the Committee approved proposed salary increases for certain executive officers. Such increases were awarded in recognition of the high value of the contributions made by these executives during the past year and the overall performance of the Company during that time. These increases also ensure that the base salaries we provide remain competitive in the market for executives of similar expertise and experience. The Committee approved increases in the annual base salary of the following executive officers: Mr. Bailey from $225,000 to $250,000.

Performance Bonus

Executives are generally eligible to receive a performance bonus payable in cash. Performance bonuses are used to provide executive officers with financial incentives to meet performance targets of our Company and individual performance objectives. At the beginning of each fiscal year, the Committee establishes a targeted bonus for each executive and establishes the individual performance objectives for the executive to achieve the bonus. These bonuses are targeted between 0 % and 50% of the executive officer’s base salary, for the applicable period. Before a bonus becomes payable, the predetermined objectives must have been achieved. Individual bonuses increase if our Company exceeds its established objectives. The individual performance objectives for executives other than the Chief Executive Officer are proposed by management and reviewed and approved by the Committee. Individual performance objectives for the Chief Executive Officer are determined by the Committee and reviewed and approved by the Board of Directors (other than the Chief Executive Officer).

During 2007, the Committee approved incentive performance bonuses for certain executive officers. Such bonuses are intended as an incentive for the executive officers to meet performance targets of our Company and in recognition of the value of the contributions made by these executives during the past year and the overall performance of the Company during that time. The Company performance targets include specific revenue and operational cash flow thresholds that must be achieved before the bonuses will be earned. The Committee approved performance bonuses effective January 1, 2007 for the following executive officers: Mr. Tauscher, 50% of base salary and Messrs. Anderson, Clinebell, Pickett and Bailey, 40% of base salary. No executive officer incentive performance bonuses were paid in fiscal 2007.

Executive Personal Benefits

We believe that executives generally should not be treated differently than other employees when it comes to personal benefits and therefore, we have limited executive personal benefits. During 2007, these personal benefits for the Named Executive Officers (as defined below) were generally limited to life insurance coverage and matching contributions by the Company with respect to the Company-sponsored 401(k) Savings Plan.

Stock Option and Restricted Stock Awards

The Committee believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with the stockholders. The Committee typically awards stock options subject to four-year vesting upon hiring an executive officer. After the initial grant, the Committee considers awarding additional options and restricted stock, usually on an annual basis. Option awards and restricted stock awards are generally granted at the market price for our common stock at the time of grant. In determining the size of stock option and restricted stock grants, the Committee considers the level and responsibility of the executive officer, the contribution that the executive officer is expected to make to our Company and comparable equity compensation offered by other software and telecommunications industry companies.

Employment, Change of Control and Severance Arrangements

Richard N. Anderson. We have a severance agreement with Richard N. Anderson, Executive Vice President and General Manager, which provides that should Mr. Anderson’s employment be terminated by the Company, other than for cause as defined in the agreement, Mr. Anderson will be entitled to severance pay equal to six months of his annual base salary in effect at the time of the termination.

Kenneth M. Clinebell. We have an employment agreement with Kenneth M. Clinebell, Chief Financial Officer, Treasurer and Secretary, which is an annual agreement that can be renewed for additional consecutive periods of one year upon the consent of both Mr. Clinebell and the Company. The agreement specifies Mr. Clinebell’s annual base salary and bonus compensation and also provides that should Mr. Clinebell’s employment be terminated by the Company other than for cause as defined in the agreement or at the option of the executive, Mr. Clinebell will be entitled to severance pay equal to six months of the annual base salary plus bonus, as defined in the agreement. In the event of a termination of the agreement under a change of control, Mr. Clinebell will be eligible for severance pay equal to twelve months of the annual base salary in effect at the time of the change of control.

Peter H. Bailey. We have a severance agreement with Peter H. Bailey, Senior Vice President of Business Development and Product Management, which provides that should Mr. Bailey’s employment be terminated by the Company, other than for cause as defined in the agreement, Mr. Bailey will be entitled to severance pay equal to six months of his annual base salary in effect at the time of the termination.

Scott K. Pickett. We have a severance agreement with Scott K. Pickett, Chief Technology Officer, which provides that should Mr. Pickett’s employment be terminated by the Company, other than for cause as defined in the agreement, Mr. Pickett will be entitled to severance pay equal to six months of his annual base salary in effect at the time of the termination.

Summary Compensation Table

The following Summary Compensation Table contains information concerning annual and long-term compensation provided to each person who served as Company’s Chief Executive Officer during the fiscal year ended June 30, 2007, each person who served as principal financial officer during the fiscal year ended June 30, 2007 and each of the three next most highly compensated executive officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Restricted Stock Awards ($) (6)	Option Awards ($) (6)	All Other Compensation ($) (7)	Total ($)
William Y Tauscher	2007	353,410	—		107,589	1,578,554	388	2,039,941
Chief Executive Officer (1)

Richard N. Anderson	2007	294,608	—		53,795	278,876	6,007	633,286
Executive Vice President and General Manager (2)

Kenneth M. Clinebell	2007	267,492	96,154	(8)	40,346	132,021	6,639	542,652
Chief Financial Officer (3)

Scott K. Pickett	2007	245,569	—		40,346	346,323	4,164	636,402
Chief Technology Officer (4)

Peter H. Bailey	2007	233,549	—		40,346	346,323	5,702	625,920
Senior Vice President (5)

(1)	Mr. Tauscher began serving as our Chief Executive Officer on September 28, 2004 and as our President on November 16, 2004.
(2)	Mr. Anderson joined the Company as our Executive Vice President and General Manager in January 2005.
(3)	Mr. Clinebell joined the Company as our Senior Vice President of Finance and Operations in September 2005 and was appointed Chief Financial Officer, Treasurer and Secretary in June 2006.
(4)	Mr. Anderson joined the Company as our Executive Vice President and General Manager in January 2005.
(5)	Mr. Pickett joined the Company as our Chief Technology Officer in September 2004.
(6)	Mr. Bailey joined the Company in September 2004 as our Senior Vice President of Business Development and Product Management.
(7)	Dollar values represent the compensation costs of restricted stock and options for financial reporting purposes for fiscal year 2007 under FAS 123(R), rather than an amount paid to or realized by the named executive officer. The FAS 123(R) value as of the grant date is spread over the number of months of service required for the grants to become non-forfeitable. There can be no assurance that the FAS 123(R) amounts will ever be realized by the named executive officers.
(8)	All other compensation consists of life insurance premiums and matching contributions by the Company with respect to the Company-sponsored 401(k) Savings.
(9)	The bonus amounts paid to Mr. Clinebell in fiscal 2007 result from agreements entered into when the Company acquired the operations of Comdial Corporation in 2005, including amounts that would have been payable to Mr. Clinebell at the time of the acquisition under Comdial’s Key Employee Retention Plan.

Grants of Plan-Based Awards

The following table sets forth information relating to plan-based awards granted to our Named Executive Officers during fiscal 2007.

Name and Principal Position	Plan (1)	Grant Date	Date of Compensation Committee Approval	# Securities Underlying Options	# Securities Underlying Restricted Stock Awards	Exercise Price	Closing Market Price on Date of Grant	Grant Date Fair Market Value of Award
William Y Tauscher	2004	02/19/2007	02/19/2007	1,750,000		0.85	0.85	1,312,335
Chief Executive Officer		02/19/2007	02/19/2007		1,750,000		0.85	1,487,500

Richard N. Anderson	2004	02/19/2007	02/19/2007	875,000		0.85	0.85	656,163
Executive Vice President and General Manager		02/19/2007	02/19/2007		875,000		0.85	743,750
		08/17/2006	08/17/2006	460,000		0.48	0.48	191,498

Kenneth M. Clinebell	2004	02/19/2007	02/19/2007	656,250		0.85	0.85	492,122
Chief Financial Officer		02/19/2007	02/19/2007		656,250		0.85	557,813

Scott K. Pickett	2004	02/19/2007	02/19/2007	656,250		0.85	0.85	492,122
Chief Technology Officer		02/19/2007	02/19/2007		656,250		0.85	557,813

Peter H. Bailey	2004	02/19/2007	02/19/2007	656,250		0.85	0.85	492,122
Senior Vice President		02/19/2007	02/19/2007		656,250		0.85	557,813

(1)	All awards were made pursuant to the 2004 Stock Incentive Plan. We granted options to purchase an aggregate of up to 12,759,528 shares of our Common Stock to our employees and directors, including the Named Executive Officers, during the year ended June 30, 2007.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information relating to the outstanding equity awards held by our Named Executive Officers as of June 30, 2007.

	Option Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($) (2)
William Y Tauscher	67,813	9,687	2.55	02/20/2014	1,750,000	1,225,000
Chief Executive Officer	5,104	729	2.55	02/20/2014
	427,083	72,917	2.58	03/26/2014
	1,312,500	487,500	0.97	09/28/2014
	0	1,750,000	0.85	02/19/2017

Richard N. Anderson	383,333	76,667	1.81	04/13/2015	875,000	612,500
Executive Vice President and General Manager	115,000	345,000	0.48	08/17/2016
	0	875,000	0.85	02/19/2017

Kenneth M. Clinebell	162,917	297,083	0.89	03/07/2016	656,250	459,375
Chief Financial Officer	0	656,250	0.85	02/19/2017

Peter H. Bailey	335,417
Senior Vice President	0	124,583	0.97	09/28/2014	656,250	459,375
		656,250	0.85	02/19/2017

Scott K. Pickett	335,417	124,583	0.97	09/28/2014	656,250	459,375
Chief Technology Officer	0	656,250	0.85	02/19/2017

(1)	All outstanding awards are pursuant to option grants with 10 year terms and vesting over four years.
(2)	All outstanding awards are pursuant to restricted stock grants with cliff vesting after four years and one month. The market value of the unvested shares is determined by multiplying the number of shares by $0.70, the closing market price of our Common Stock at June 30, 2007.

Compensation of Directors

Effective January 1, 2007, certain directors of the Company receive annual retainers of up to $40,000 (previously $16,000) plus $1,000 per board meeting attended and $700 per committee meeting attended ($400 for telephonic board or committee meetings). Directors also receive reimbursement for reasonable out-of-pocket expenses in connection with travel to and attendance at board and committee meetings, and other corporate business. Directors are eligible to receive awards under our 2004 Stock Incentive Plan, however, the plan does not provide for the automatic grant of stock options to our non-employee directors. We expect that from time to time, at our discretion, we will grant equity awards to our non-employee directors under the 2004 Stock Incentive Plan under such terms consistent with the plan as we deem appropriate at the time of those grants. Directors who are employees of the Company do not receive compensation for service on the board or committees of the board other than their compensation as employees.

The following table sets forth amounts paid by the Company to directors in connection with their services to the Company in fiscal 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (7)	Total ($)
William Y. Tauscher (1)	—	—	—
Michael P. Downey (2)	40,200	14,143	54,343
Francis E. Girard (3)	39,000	14,143	53,143
John W. Watkins (4)	—	—	—
Matthew J. Rubins	—	—	—
R. Randy Stolworthy (5)	12,000	—	12,000
Jong Dae An	—	—	—
Robert J. Majteles (6)	6,665	—	6,665

(1)	Mr. Tauscher is an employee of the company and as such, receives no compensation as a director other than his employee compensation.
(2)	Mr. Downey is an independent director and serves as Chairman of the Audit Committee and as a member of the Compensation Committee.
(3)	Mr. Girard is an independent director and serves as Chairman of the Compensation Committee and as a member of the Audit Committee.
(4)	Mr. Watkins serves as a member of the Compensation Committee.
(5)	Mr. Stolworthy serves as a member of the Audit Committee.
(6)	Mr. Majteles resigned from the Board of Directors effective February 26, 2007.
(7)	Dollar values represent the compensation costs of stock options for financial reporting purposes for fiscal year 2007 under FAS 123(R), rather than an amount paid to or realized by the named directors. The FAS 123(R) value as of the grant date for the stock option grants is spread over the number of months of service required for the grant to become non-forfeitable. There can be no assurance that the FAS 123(R) amounts will ever be realized by the named directors.

ADDITIONAL INFORMATION

PLEASE READ THIS ENTIRE DOCUMENT. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Exchange Act, and in accordance therewith, file annual and quarterly reports, proxy and information statements and other disclaimers with the SEC. These documents and other information can be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com. A copy of any public filing is also available, at no charge, by contacting Ken Clinebell, Chief Financial Officer at 941-554-5000.

By Order of the Board of Directors,

/s/    William Y. Tauscher

William Y. Tauscher

Chief Executive Officer

Cambridge, Massachusetts

October 30, 2007

VERTICAL COMMUNICATIONS, INC.

AMENDMENT TO 2004 STOCK OPTION PLAN

WHEREAS, the Board of Directors and stockholders of Vertical Communications, Inc., a Delaware corporation (the “Company”), have adopted resolutions amending the Company’s 2004 Stock Incentive Plan (as the same has been amended from time to time, the “Plan”) to effect the amendments as provided herein (the “Plan Amendments”); and

WHEREAS, the Plan Amendments shall be submitted for approval by the Company’s stockholders.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	The name of the Plan is hereby amended to be called the “Vertical Communications, Inc. 2004 Stock Incentive Plan.”

2.	Section 3(b) of the Plan is hereby amended to add the following to the end of Section 3(b):

“If the Committee consists of less than the entire Board, then with respect to any Option or Award to an individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two (2) directors neither of whom shall be a employee of the Company (each, a “Nonemployee Director”) and to the extent necessary for any Award under the Plan to qualify as a “Performance Award” (as defined herein) which is intended to qualify as performance-based compensation for the purposes of Section 162(m) of the Code, the Committee shall mean the compensation committee of the Board and shall consist solely of two (2) or more directors each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder (each, an “Outside Director”). For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director and an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons.”

3.	Section 4(a) of the Plan is hereby amended to be and read in its entirety as follows:

4(a) Number of Shares. Subject to adjustment under Section 7 of the Plan, Awards may be made under the Plan for up to 27,018,865 shares of common stock, $0.01 par value per share, of the Company (“Common Stock”). Notwithstanding in this Section 4(a), in no event shall the number of shares available under this Plan be increased to the extent such increase, in addition to any other increases proposed by the Board in the number of shares available for issuance under all other employee or director stock plans, would result in the total number of shares then available for issuance under all employee and director stock plans exceeding 30% of the outstanding shares of Common Stock, assuming conversion into Common Stock of all outstanding shares of the Company’s convertible preferred stock, on July 1 of the applicable year.

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including, without limitation, as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

4.	Section 4(b) of the Plan is hereby amended such that “500,000” is amended to read “3,500,000.”

5.	Section 5(b) of the Plan is hereby amended such that the following is added to the end of Section 5(b):

“The maximum aggregate number of shares of Common Stock that may be issued as Incentive Stock Options under the terms of this Plan shall be the number of shares of Common Stock authorized for issuance under the Plan and as set forth in Section 4(a). The exercise price of any Incentive Stock Option shall not be less than the Fair Market Value (as defined herein) of a share of Common Stock on the date of grant. In no event shall any person be granted Incentive Stock Options so that the shares covered by any Incentive Stock Options that may be exercised for the first time by such person in any calendar year have an aggregate Fair Market Value in excess of $100,000. For this purpose, the Fair Market Value of the shares shall be determined as of the dates on which the Incentive Stock Options are granted. It is intended that this limitation on Incentive Stock Options be the maximum limitation on options that may be considered Incentive Stock Options under the Code. Notwithstanding anything herein to the contrary, in no event shall any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Affiliate corporation be granted an Incentive Stock Option hereunder unless: the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares at the time that the option is granted and the term of the option shall not exceed five (5) years. The term of any Incentive Stock Option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no option shall be exercisable later than ten (10) years from the date of its grant. Incentive Stock Options may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except by will or the laws of descent and distribution, and during the lifetime of the Participant, may only be exercisable by the Participant.”

6.	Section 5(c) of the Plan is hereby amended and restated in its entirety to read as follows:

“Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall be equal to or greater than Fair Market Value (as hereinafter defined) of the Common Stock. Unless otherwise defined in this Plan, “Fair Market Value” on any date means the closing sales prices of the Company’s common stock (i) on the day before such date, or (ii) on such date if an Agreement so provides, on the principal national securities exchange on which such common stock is listed or admitted to trading, or, if such common stock is not so listed or admitted to trading, the average of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to shares on such date, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.”

7.	Section 6(a) of the Plan is hereby amended such that the last sentence of Section 6(a) shall be amended and restated to read as follows: “Subject to adjustment under Section 7 of the Plan, Restricted Stock Awards may be made under the Plan for no more than 2 million shares of Common Stock.”

8.	Section 8(h) of the Plan is hereby amended and restated in its entirety as follows:

“The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be; provided, however, no acceleration under this Section will be permitted if it would otherwise violate Section 162(m) of the Code.”

9.	Section 8 of the Plan is hereby amended to add the following to the end of Section 8:

(j) Performance Awards under Section 162(m).

(1) Grants. A “Performance Award” shall mean any Award of options or restricted stock, granted by the Committee, to persons who are designated by the Committee as likely to be “covered employees” within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), which may become vested at the end of a specified performance period established by the Committee. No Participant may be granted Performance Awards in any one calendar year with respect to more than 3,500,000 shares of Common Stock.

(2) Performance Goals. The grant and/or settlement of a Performance Award shall be contingent upon terms set forth herein.

(3) Status of Performance Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be covered employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a covered employee with respect to a year that has not yet been completed, the term covered employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a covered employee with respect to that year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

(4) General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. In the case of any Award granted to a covered employee which is intended to meet the definition of performance-based pursuant to Section 162(m) of the Code, the performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant. The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

(5) Business Criteria. One or more of the following business criteria for the Company, an a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Participant: (A) earnings per share; (B) increase in revenues; (C) increase in cash flow; (D) increase in cash flow return; (E) return on net assets; (F) modified total return (G) return on assets; (H) return on investment; (I) return on capital; (J) return on equity; (K) economic value added; (L) gross margin; (M) net income; (N) pretax earnings; (O) pretax earnings before interest, depreciation and amortization; (P) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (Q) operating income; (R) total stockholder return; (S) debt reduction; (T) stock price; (U) market share; (V) sales; and (W) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to a market index or a group of comparable companies.

(6) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than one year and not more than three years, as specified by the Committee. Performance goals in the case of any Award granted to a Participant shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(7) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a performance period. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award designed to comply with

Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(8) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Participant. The Committee may not delegate any responsibility relating to such Performance Awards. No vesting of a Performance Award hereunder shall occur until the Committee shall have certified in writing as to the achievement of such performance goals.

(9) Amendment. The Committee may amend or modify the terms of any Performance Award; provided, however, that with respect to any Award which is intended to qualify for the performance-based exception to the limitation on deductibility set forth in section 162(m) of the Code, no amendment to the Award shall be made (a) more than 90 days after the commencement of the performance period to which the performance goals relate; (b) after the lapse of 25% of the performance period to which the performance goals relate; or (c) when the outcome of the performance goals is not substantially uncertain.”

10.	The foregoing amendments to the Plan shall be effective as of October 18, 2006 (the “Effective Date”) and all Options and Awards (as such terms are defined in the Plan) made under the Plan subsequent to the Effective Date shall be governed by the terms of this Amendment.

11.	Except as modified by this Amendment, all the terms and provisions of the Plan shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment as of October 16, 2007.

VERTICAL COMMUNICATIONS, INC.

By:
Ken Clinebell, Chief Financial Officer